Exhibit 10.8

MEF I, LP

AND

G MEDICAL INNOVATIONS HOLDINGS LTD

COLLATERAL AGENCY AGREEMENT

MURCIA PESTELL HILLARD LAWYERS

Suite 183, Level 6 580 Hay Street, Perth, WA, 6000

p +61 8 9221 0033
f +61 8 9221 0133

mphlawyers.com.au

INDEX

1.	DEFINITIONS	1

2.	PRIORITY	3

3.	ENFORCEMENT ACTIONS	3

4.	APPLICATION OF MONIES	4

5.	ORDINARY COURSE ACTIONS	4

6.	INVALID OR CONTESTED PAYMENTS	4

7.	RELIANCE	5

8.	THE COLLATERAL AGENT	5

9.	MISCELLANEOUS	8

SCHEDULE		12

ANNEXURE “A” – ACCESSION DEED POLL		13

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COLLATERAL AGENCY AGREEMENT dated                           day of                                  2018

BETWEEN

MEF I, LP, of 40 Wall Street, Floor 58, New York, NY 10005 in its capacity as lender under the MEF Convertible Securities Agreement (“MEF”)

AND

G MEDICAL INNOVATIONS HOLDINGS LTD (ARBN 617 204 743), of c/- Otsana Pty Ltd, 108 Outram Street, West Perth, Western Australia (“Company”)

AND

MEF I, LP, of 40 Wall Street, Floor 58, New York, NY 10005 in its capacity as collateral agent under this Agreement (“Collateral Agent”)

BACKGROUND

A.	The Company and MEF are parties to the MEF Convertible Securities Agreement.

B.	The Company proposes to enter into Other Investor Convertible Securities Agreements with the Other Investors.

C.	As security for its obligations under the Convertible Securities Agreements, the Company is required to grant certain security over its assets to and in favour of the Lenders, including the Security Documents.

D.	The parties have entered into this Agreement to, among other things, appoint the Collateral Agent to act as the collateral agent for and on behalf of the Lenders in relation to the Security Documents.

OPERATIVE PROVISIONS

IT IS AGREED for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees with the Lenders and the Collateral Agent as follows:

1.	DEFINITIONS

“Accession Deed Poll” means a deed poll substantially in the form set out in Annexure “A” to this Agreement.

“Action” means any amendment, supplement, waiver, approval, consent, decision, instruction, other modification or other determination or other action under the terms and provisions of the Security Documents, other than an Enforcement Action.

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the State of Western Australia.

“Convertible Securities Agreements” means the MEF Convertible Securities Agreement and all of the Other Investor Convertible Securities Agreements.

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“Collateral” means any and all of the present and after-acquired property, both personal and real, that, in accordance with the Security Documents, from time to time, is subject to any Security Interest in favor of the Collateral Agent on behalf of the Lenders.

“Enforcement Action” means an action to foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Security Documents, including the commencement of any legal proceeding in relation to any of the actions described in this paragraph.

“Event of Default” means any “event of default” identified in any of the Convertible Securities Agreements or the Security Documents.

“Lenders” means MEF and the Other Investors.

“Lenders’ Request” means an instrument signed in one or more counterparts by any of the Lenders holding not less than 50% in principal amount of Loans outstanding at that time requesting the Collateral Agent to take some action or proceeding set out in the instrument.

“Loans” means collectively the monies owing by the Company to the Lenders from time to time under the Convertible Securities Agreements.

“MEF Convertible Securities Agreement” means the convertible securities agreement between MEF and the Company dated on or about the date of this Agreement.

“Obligations” means, collectively, without duplication, the payment and performance of all present and future obligations of the Company to the Lenders under the Convertible Securities Agreements and to the Collateral Agent under the Security Documents, including all debts and liabilities, direct or indirect, absolute or contingent, matured or not, wherever and however incurred, whether incurred before, at the time of, or after the execution of this Agreement, whether the indebtedness and liability is from time to time reduced and increased or entirely extinguished and afterward incurred again, and in any currency, whether incurred by the Company alone or with another or others and whether as a principal or surety, including all interest and all amounts owed by the Company under the Convertible Securities Agreements, the Security Documents or this Agreement for fees, costs and expenses.

“Other Investor Convertible Securities Agreement” means a convertible securities agreements between an investor other than MEF and the Company, in substantially the same form as the MEF Convertible Securities Agreement, as contemplated by the MEF Convertible Securities Agreement.

“Other Investors” means parties who, after the date of this Agreement:

(a)	enter into an Other Investor Convertible Securities Agreement with the Company; and

(b)	execute an Accession Deed Poll;

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“Security Documents” means the security documents set out in the schedule to this Agreement.

“Security Interests” means the mortgages, security interests, pledges, encumbrances, liens, or charges of any kind contained in the Security Documents that secures payment or performance of the Obligations.

2.	PRIORITY

The Collateral Agent will hold, for the benefit of the Lenders, the Security Documents and all Security Interests in the Collateral created under them to secure the Obligations and the Security Interests created by the Security Documents will (subject to clause 4) rank in right and priority of payment on a pari passu basis amongst the Lenders in their pro-rata share of the Loans.

3.	ENFORCEMENT ACTIONS

3.1	At any time after the occurrence and during the continuation of an Event of Default, the Lenders may provide a Lenders’ Request to direct the Collateral Agent to take Enforcement Action. Only the Collateral Agent, acting on a Lenders’ Request, has the right to take Enforcement Action with respect to the Collateral, and the Collateral Agent shall take no Enforcement Action without receiving a Lenders’ Request.

3.2	To take an Enforcement Action, the Lenders must serve a Lenders’ Request on the Collateral Agent, which must describe the Event of Default with respect to which the Lenders are seeking to pursue remedies as well as the proposed Enforcement Action that the Lenders wish the Collateral Agent to pursue. Each Lenders’ Request will, except as otherwise provided in this Agreement, be effective on the date it is given. On receipt of the relevant Lenders’ Request and if the Event of Default which is the subject of such Lenders’ Request is continuing, the Collateral Agent:

(a)	must, with all commercial diligence, initiate the Enforcement Action specified in the Lenders’ Request without further action on behalf of the Lenders; and

(b)	may, without being required to give any notice (except as may be required by mandatory requirements of applicable law), exercise all rights and remedies under and pursuant to the Security Documents or otherwise as are available pursuant to applicable law.

3.3	Promptly upon taking any Enforcement Action, the Collateral Agent must give the Lenders notice that it has commenced an Enforcement Action and must afterward keep the Lenders reasonably apprised of the progress of the Enforcement Action.

3.4	Any Lenders’ Request delivered by the Lenders may be modified, rescinded, supplemented, terminated, withdrawn or countermanded at any time by an affirmative written consent of the Lenders who originally delivered the Lender’s Request.

3.5	Any amount of the Obligations not paid when due will bear interest at the default rate of interest set out in the Convertible Securities Agreement or the Security Documents, as the case may be, provided that the Collateral Agent, acting on the specific instructions of a Lenders’ Request, may waive or vary any interest payments due from the Company.

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4.	APPLICATION OF MONIES

The Lenders and the Collateral Agent agree that any moneys received in connection with an Enforcement Action by the Collateral Agent will be applied to the payment of the Obligations in the following order of priority:

(a)	first, in or towards payment of any unpaid fees, costs and expenses of the Collateral Agent (including legal fees on a solicitor and client basis);

(b)	second, in or towards payment of, or provision for, the other Obligations owed to the Lenders on a pari passu basis amongst the Lenders in their pro-rata share of the Loans; and

(c)	third, in payment of the surplus (if any) to the Borrower, or any other person entitled to the surplus under applicable law.

The order of payment set out in this clause 4 is subject to the payment of any claims or liens having priority over the Security Interests (it being understood that the Collateral Agent will not have any duty to investigate whether any such superior claim or lien exists).

5.	ORDINARY COURSE ACTIONS

5.1	Any Actions, other than an Enforcement Action or amendment to this Agreement or the Security Documents, may be taken by the Collateral Agent following receipt of a Lenders’ Request.

5.2	The Collateral Agent may at any time request a Lenders’ Request as to any course of action or other matter relating to the performance of its duties under this Agreement or the Security Documents. In each instance in which a Lenders’ Request is requested, the Collateral Agent will, subject to the other provisions of this Agreement, be required to take any action or perform any duties only if so directed by the Lenders, and will have the right to decline the action or to perform the duties unless so directed.

6.	INVALID OR CONTESTED PAYMENTS

If, during the course of, or under, any insolvency proceeding or otherwise, the Collateral Agent or any Lender is required by a court or other tribunal of competent jurisdiction to disgorge, refund, rebate or otherwise return any payment made under or otherwise relating to the Security Documents (any such payment a Disputed Payment), (whether by reason of the fact that the Disputed Payment constituted or was alleged to constitute a preference, a fraudulent conveyance or for other reason), then if the requirement results in the Collateral Agent being required to return or repay any amount distributed by it to the Lenders the Lenders must, immediately upon their receipt of a notice from the Collateral Agent, pay to the Collateral Agent an amount equal to the Disputed Payment, together with any interest or any other amount which the Collateral Agent is required to pay on or in respect of the Disputed Payment.

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7.	RELIANCE

Each Lender acknowledges that it has, independently and without reliance on the Collateral Agent in any capacity and based on documents and information deemed by it appropriate, made its own decision to enter into the Security Documents to which it is party.

8.	THE COLLATERAL AGENT

8.1	Appointment of Collateral Agent

The Lenders appoint and authorize MEF I, LP to act as the Collateral Agent under this Agreement and instruct the Collateral Agent to enter into, and to act as Collateral Agent under, the Security Documents. The Lenders irrevocably authorize the Collateral Agent to:

(a)	perform the duties and to exercise the rights and powers that are specifically given to it under this Agreement and the Security Documents, together with any other incidental rights and powers;

(b)	execute any documents or instruments collateral to the Security Documents that are to be executed by the Collateral Agent on behalf of the Lenders; and

(c)	make any demand for repayment or waive any amount owing under the Loan Agreements.

8.2	Resignation and Successor Collateral Agent

The Collateral Agent may resign by giving no less than thirty (30) days’ prior notice to the Lenders and the Company, in which case the Lenders may appoint a successor Collateral Agent. If no successor Collateral Agent has been appointed within thirty (30) days after the date on which notice of resignation was given, then the existing Collateral Agent may request a court of competent jurisdiction to appoint a successor. The resignation of the Collateral Agent and the appointment of a successor Collateral Agent will both become effective only when the successor Collateral Agent notifies all of the parties that it accepts its appointment. On giving the notification, the successor Collateral Agent will succeed to the position, and all the rights, powers and duties, of the Collateral Agent and the term Collateral Agent will mean the successor Collateral Agent. The retiring Collateral Agent must, at the Company’s cost, make available to the successor Collateral Agent all documents and records and provide all assistance as the successor Collateral Agent may reasonably request for the purposes of performing its functions as a Collateral Agent under the Security Documents. The Lenders may, by written notice signed by all the Lenders, remove the Collateral Agent with or without cause under this clause 8.2; provided that any replacement Collateral Agent shall be subject to the requirements of this clause 8.2.

8.3	Undertaking of the Collateral Agent

Subject to, and in accordance with, this Agreement, the Security Documents and any written instructions delivered in accordance with this Agreement, the Collateral Agent will, as agent, for the benefit solely and exclusively of the Lenders:

(a)	accept, enter into, hold, maintain, administer and enforce all Security Documents, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

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(b)	remit all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral in accordance with this Agreement and the Security Documents;

(c)	execute and deliver any consents, amendments, notices, agreements or documents or take any other action necessary or required to obtain any and all necessary approvals; and

(d)	perform all functions and take any action necessary or desirable to further or better achieve any of the above.

8.4	Duties and Responsibilities

The Collateral Agent has only those duties and responsibilities which are expressly specified to it in this Agreement and the Security Documents and no implied covenants or obligations shall be read into this Agreement or any Security Documents. Those duties are solely intended to be of a mechanical and administrative nature.

8.5	Not Trustee or Fiduciary

Nothing in the Security Documents makes the Collateral Agent a trustee or fiduciary for any other party to this Agreement or any other person. The Collateral Agent is not obligated to hold in trust any monies paid to it for a party to this Agreement or be liable to account for interest or investment income on those monies.

8.6	Agents and Delegates

The Collateral Agent may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through delegates, agents or attorneys or a custodian or nominee; and, save and except with respect to the gross negligence or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable or responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee (including any co-Collateral Agent) selected and appointed by it.

8.7	Instructions

Unless otherwise explicitly provided in this Agreement or any Security Document, wherever this Agreement or any Security Document requires or provides for the consent, instructions or waiver of the Collateral Agent, or for an act or thing to be done in a manner or to be satisfactory to the Collateral Agent, the Collateral Agent will act under this Agreement with the consent of all Lenders or under a Lenders’ Request. The Collateral Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any party has not been exercised.

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8.8	Reliance

The Collateral Agent may:

(a)	rely on any notice, certificate, report or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement or direction made by any person regarding any matters which may reasonably be assumed to be within his knowledge, within his power to verify or within his authority to make, as applicable; and

(c)	as and when reasonably necessary, engage and rely on professional advisers and experts selected by it with due care (including those representing a party to this Agreement other than the Collateral Agent) and the Lenders will, pro-rata based on their share of the Loans outstanding at the time, pay or reimburse the Collateral Agent within ten (10) Business Days after demand for all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent under this clause (c).

8.9	Exclusion of Liability

The Collateral Agent is not liable or responsible to the Lenders for:

(a)	acting on Lenders’ Request;

(b)	any action taken or not taken by it in accordance with the advice of legal counsel or an opinion of counsel, independent accountants or other professional advisers or experts selected by it; or

(c)	any special, punitive, indirect or consequential damages (including lost profits).

8.10	No Risk

No provision of this Agreement requires the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of its funds or adequate indemnity against the risk or liability is not reasonably assured to it.

8.11	Indemnity

The Lenders hereby release and jointly and severally indemnify and hold harmless the Collateral Agent from and against any loss, damage, claim or liability of any nature or kind suffered or incurred by the Collateral Agent in its capacity as or relating to its engagement as collateral agent for the Lenders under this Agreement.

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8.12	Perfection of Security

Notwithstanding anything to the contrary in this Agreement or in the Security Documents, the Collateral Agent does not have any responsibility for the validity, perfection, priority or enforceability of the Security Interests or any lien, charge or encumbrance and has no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

8.13	Limitation of Actions

No party other than the Collateral Agent may take any proceedings against any officer, employee, counsel, or agent of the Collateral Agent in respect of any claim it might have against the Collateral Agent (for greater certainty, in such capacity) or in respect of any act or omission of any kind by that officer, employee, counsel or agent in connection with this Agreement, the Convertible Securities Agreements or any Security Document. Any officer, employee, counsel or agent of the Collateral Agent may rely on this paragraph 8.13 and enforce its terms.

8.14	Payments and Monitoring Default

The Collateral Agent is not obliged to monitor or enquire whether an Event of Default has occurred or to monitor the performance or observance of any covenant or other provision of the Convertible Securities Agreement or the Security Documents by any person. The Lenders will be solely responsible for collecting payments under the Convertible Securities Agreements and for monitoring the performance and compliance of the Company with the requirements of the Convertible Securities Agreements and the Security Documents.

8.15	Compliance with Laws

Despite anything contained in this Agreement, the Collateral Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any applicable law or be otherwise actionable at the suit of any person and may do anything which, in its opinion, is necessary or desirable to comply with any applicable law. If the Collateral Agent refrains doing anything pursuant to this clause on a good faith belief the action would constitute a breach of applicable law, or be otherwise actionable, the Collateral Agent will have no liability to the Lenders arising directly or indirectly from any action taken or not taken by the Collateral Agent under this clause.

9.	MISCELLANEOUS

9.1	Notices

Any notice under this Agreement must be in writing and may be given by personal delivery, or by email, to the relevant party at their addresses and, in the case of electronic communication to the email addresses set forth below:

(a)	in the case of the Collateral Agent, to:

MEF I, L.P.

40 Wall Street

Floor 58

New York

NY 10005

Email: research@mag.na

Attention: Ari Morris and Alex Hauff

(b)	in the case of MEF:

MEF I, L.P.

40 Wall Street

Floor 58

New York

NY 10005

Email: research@mag.na

Attention: Ari Morris and Alex Hauff

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(c)	in the case of Other Investors, to the addresses or email addresses specified in their relevant Accession Deeds Poll.

(d)	in the case of the Company to the address for notice provided in the Security Documents.

Any notice delivered will be conclusively deemed given when personally delivered, any notice sent by email will be deemed to have been delivered on the day it is sent, if the notice is sent prior to 4:00pm local time on a Business Day in the place in or to which the notice is delivered, or otherwise on the next Business Day. Any address for notice or payments may be changed by notice given under this Agreement. The parties to this Agreement acknowledge that the Collateral Agent will provide copies of any notice received under this Agreement to the Lenders.

9.2	Reliance by Collateral Agent

The Collateral Agent is entitled to rely and act upon any notices purportedly given by or on behalf of the Lenders even if:

(a)	the notices were not made in a manner specified in this Agreement, were incomplete or were not preceded or followed by any other form of notice specified in this Agreement; or

(b)	the terms of them, as understood by the recipient, varied from any confirmation of them.

9.3	Amendments

This Agreement may be amended or modified only by an instrument in writing signed by the Collateral Agent, the Lenders and the Company; provided that the consent of the Company is not required for any amendment or modification which does not materially affect any obligation of the Company contained in this Agreement.

9.4	Successors and Assigns

This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or transfer its rights or obligations hereunder or the Obligations owing to it unless the transferee agrees to be bound by the terms and conditions of this Agreement by executing and delivering to the Collateral Agent a deed of accession to this Agreement in a form acceptable to the Collateral Agent.

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9.5	Survival

The provisions of clauses 8.9 through to 8.15 inclusive, will survive the prepayment of any Obligation, any novation, transfer or assignment of any Obligation and the termination of any Lender’s obligations under this Agreement and the other Security Documents.

9.6	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by email or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

9.7	Governing Law/Jurisdiction

This agreement, the relationship between the parties and any claim or dispute (whether sounding in contract, tort or otherwise) relating to this Agreement or the relationship shall be governed by, and construed in accordance with, the laws of the State of Western Australia. Any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of Western Australia or any other court with jurisdiction.

9.8	Entire Agreement

This Agreement, the Convertible Securities Agreements, the Security Documents and the Accession Deeds Poll constitute the entire agreement among the parties with respect to the subject matter of them and supersede all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and of them.

9.9	Severability

The illegality or unenforceability in any jurisdiction of any provision of this Agreement or of any document required under this Agreement will not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any other document under this Agreement in any jurisdiction.

9.10	Conflicts with Other Documents

To the extent that there is a conflict or inconsistency with terms of this Agreement and any other agreement among the parties, or any amendment or modification of any of them, this Agreement will take precedence.

9.11	Termination

This Agreement will terminate automatically upon repayment in full of all Obligations and the termination of the obligations of the Company under the Convertible Securities Agreements and the release of all the Security Documents.

9.12	Independent Legal Advice

Each Lender acknowledges, confirms and agrees in favour of the Collateral Agent and each other Lender that each had the opportunity to seek and was not prevented nor discouraged by any party from seeking independent legal advice prior to the execution and delivery of this Agreement and in the event that any of the Lenders did not obtain such independent legal advice that Lender did so voluntarily without any undue pressure and agrees that the failure to obtain independent legal advice should not be used as a defence to the enforcement any obligations under this Agreement.

10.2	Accession of Other Investors

The Company must ensure that it does not enter into any Other Investor Convertible Security Agreement with any person unless that person simultaneously becomes bound by this Agreement by executing an Accession Deed Poll.

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EXECUTED as an Agreement.

Executed in accordance with the laws of its place of incorporation by G Medical Innovations Holdings Limited
ARBN 617 204 743

/s/ Yacov Geva
Director Signature	Director/Secretary Signature

Yacov Geva
Print Name	Print Name

Signed sealed and delivered for and on behalf of MEF I, L.P. in its capacity as MEF by its authorised representative in the presence of:

/s/ Joshua Sason	/s/ Ari Morris
Signature of witness	Signature of authorised representative

Joshua Sason	Ari Morris
Name of witness	Name of authorised representative

40 Wall Street, Floor 58, New York, NY 10005
Address of witness

Signed sealed and delivered for and on behalf of MEF I, L.P. in its capacity as collateral agent by its authorised representative in the presence of:

/s/ Joshua Sason	/s/ Ari Morris
Signature of witness	Signature of authorised representative

Joshua Sason	Ari Morris
Name of witness	Name of authorised representative

40 Wall Street, Floor 58, New York, NY 10005
Address of witness

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SCHEDULE

Security Documents:

General Security Agreement by the Company in favour of the Collateral Agent dated on or about the date of this Agreement.

Any other document under which the Company grants the Collateral Agent a mortgage, security interest, pledge, encumbrance, lien, or charge of any kind that secures payment or performance of the Obligations.

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ANNEXURE “A” – ACCESSION DEED POLL

Accession deed poll

This DEED POLL is made this                         day of                            2018

By: [Name of Other Investor] [ACN *** *** ***] of [Insert Address] (New Other Investor)

In favour of:

MEF I, LP, of 40 Wall Street, Floor 58, New York, NY 10005 in its capacity as lender under the MEF Convertible Securities Agreement (MEF)

and

G MEDICAL INNOVATIONS HOLDINGS LTD (ARBN 617 204 743), of c/- Otsana Pty Ltd, 108 Outram Street, West Perth, Western Australia (Company)

and

MEF I, LP, of 40 Wall Street, Floor 58, New York, NY 10005 in its capacity as collateral agent under the Collateral Agency Agreement (Collateral Agent)

and

Each Other Investor as defined in the Collateral Agency Agreement (Other Investors)

1	DEFINED TERMS & INTERPRETATION

1.1	Definitions

In this deed poll:

(a)	Accession Date means the date of this deed poll;

(b)	Collateral Agency Agreement means the agreement of that name dated on or about 25 October 2018 between MEF, the Company, the Collateral Agent, and any Other Investors who have subsequently acceded to it.

1.2	Incorporation of definitions

Words defined and expressions used in the Collateral Agency Agreement have the same meaning and construction when used in this deed poll unless otherwise indicated.

2	ACCESSION

2.1	Accession

On and from the Accession Date:

(a)	the New Other Investor agrees to become a party to the Collateral Agency Agreement as an Other Investor; and

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(b)	the New Other Investor agrees to comply with and be bound by all present and future obligations of an Other Investor under the Collateral Agency Agreement as a party to that document in that capacity.

2.2	Acknowledgement

The New Other Investor acknowledges having received a copy of, and approved, the Collateral Agency Agreement, together with all other documents and information it requires in connection with this deed poll, before signing this deed poll.

2.3	Notices and other communications

The notice details of the New Other Investor for the purposes of the Collateral Agency Agreement are:

[Insert]

Email: [Insert]

Attention: [Insert]

3	GOVERNING LAW AND JURISDICTION

This deed poll is governed by the laws of Western Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

EXECUTED as a deed poll

[Insert appropriate execution clause]

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